EXHIBIT 10.7

                    SPLIT DOLLAR INSURANCE AGREEMENT BETWEEN

                    J. DANIEL SPEIGHT, JR. AND CITIZENS BANK

                               INSURANCE AGREEMENT


     This agreement made this 2nd day of November , 1992 by and between J. Daniel Speight, Jr. (hereinafter referred to as "Speight") and Citizens Bank, a banking corporation located in Vienna, Georgia (hereinafter referred to as "the Bank").

     WHEREAS, Speight is the chief executive officer of the Bank and contributed substantially to the overall success of the Bank by his leadership and expertise, and,

     WHEREAS, Currently, Speight and the Bank are partners to a "Split Dollar Agreement," dated November 17, 1988, that the parties wish to cancel and,

     WHEREAS, as a part of its efforts to retain, reward and motivate Speight, the Bank wishes to assist him in establishing an adequate life insurance program.

     NOW, THEREFORE, Speight and the Bank and each of them, hereby agree:

     1. That certain Split Dollar Agreement between Speight and the Bank and dated November 17, 1988, is hereby canceled. The insurance contract (Fidelity and Guaranty Life Insurance Company policy number U776951) having been exchanged for Southland Life Insurance Company policy number 1943173 (hereinafter referred to as "the policy") pursuant to Section 1035 of the Internal Revenue Code. The policy is an Option A with an initial face amount of $1,500,000 in Southland's Value 100 policy form.

      2.   The Bank shall pay the premiums due on the policy which are:
                  Year 1:  $46,900 (Paid by 1035 Exchange)
                  Year 2:  $46,900
                  Year 3:  $46,900
                  Year 4:  $46,900
                  Year 5:  $14,126

      3. Subject to paragraph five (5.) hereinafter, the Bank shall have an ownership interest in the policy and its cash values and death benefit in an amount equal to the aggregate total premiums it has paid. In addition, should Speight die prior to his retirement, and at the time of his death the Bank has an ownership interest in the policy, the Bank shall receive an additional $500,000 of the death benefit of the policy as key executive life insurance.

      4. Subject to the Bank's ownership interest in the policy described in paragraph 3 herein above, Speight shall have all incidents of ownership in the policy including the right to surrender or cancel the policy and the right to borrow or withdraw against the policy.

      5. Speight shall have the right to purchase the Bank's interest in the policy at any time by paying to the Bank the following amounts of money at the appropriate times:

         (a) While employed by the Bank prior to Speight having attained age 55, subject to subparagraph (b) below, by paying the Bank an amount of money equal to the premium it has paid, or

         (b) Should Speight's employment by the Bank be terminated for any reason, either by the Bank or by Speight prior to his age 55, Speight shall have the option to do the following

                (i.) Within one year of the date hereof, withdrawing the sum of $9,380 from the policy and transferring the policy to the Bank or purchase the Bank's ownership rights by paying to the bank an amount of money equal to the premiums it has paid, less $9,380.

                (ii.) Within the second year following the date hereof, withdrawing the sum of $18,760 from the policy and transferring the policy to the Bank or purchase the Bank's ownership rights by paying to the bank an amount of money equal to the premiums it has paid, less $18,760.

                (iii.) Within the third year following the date hereof, withdrawing the sum of $28,140 from the policy and transferring the policy to the Bank or purchase the Bank's ownership rights by paying to the bank an amount of money equal to the premiums it has paid, less $28,140.

                (iv.) Within the fourth year following the date hereof, withdrawing the sum of $37,520 from the policy and transferring it to the Bank or purchase the Bank's ownership rights by paying to the bank an amount of money equal to the premiums it has paid, less $37,520.

                (v.) From the beginning of the fifth year following the date hereof until the date of Speight's fifty-fifth (55) birthday, withdrawing the sum of $46,900 from the policy and transferring the policy to the Bank or purchase the Bank's ownership rights by paying to the bank an amount of money equal to the premiums it has paid, less $46,900.

       (c) After Speight has attained the age of 55 years and before his age 65 while employed by the Bank, Speight may purchase the Bank's ownership interest by paying to the Bank an amount of money equal to 50% of the premiums it has paid, less $46,900, or

       (d) After Speight has reached age 65 while employed by the Bank, the Bank shall have no further ownership interest in the policy and shall not be entitled to any part of the policy's cash values or death benefit.

                  Following Speight's purchase of the Bank's ownership interest, the Bank shall have no further interest in either the policies cash values or death benefit.

         6.       SPEIGHT'S ASSIGNMENT RIGHTS.

                  Speight may, at any time, assign to any individual, trust or other organization all right, title and interest in the subject policy and all rights, options privileges and duties created under this agreement

         7.       NAMED FIDUCIARY AND PLAN ADMINISTRATOR.

                  Ms. Patti Taylor is hereby designated the "named fiduciary" until resignation or removal by the Board of Directors.

         8.       FUNDING.

                  The funding policy for the Split Dollar arrangement shall be to maintain the subject policy in force by paying, when due, all premiums required.

         9.       AMENDMENT.

                  The Split Dollar plan may be amended at any time and from time to time, by a written instrument executed by the Bank and Speight, their successors and assigns.

        10.       BASIS OF PREMIUM PAYMENTS AND BENEFITS.

                  Payments to and from the Split Dollar Plan adopted herein shall be in accordance with the provisions of Paragraphs 3 through 8, inclusive.

        11.       CLAIMS PROCEDURE FOR LIFE INSURANCE AND SPLIT DOLLAR PLAN.

                  (a) Claim forms or claim information as to the subject policy can be obtained by contacting The Benefit Marketing Group, Inc.

                           When the named fiduciary has a claim which may be covered under the insurance policy provisions, he or she should contact the office or the person named above, who will either complete a claim form and forward it to an authorized representative of the Insurer or advise the named fiduciary what further requirements are necessary. The Insurer will evaluate the claim and make a decision as to payment within 90 days of the date the claim is received by the
                           Insurer. If the claim is payable, a benefit check will be issued to the named fiduciary and forwarded through the office or person named above. In the event that a claim is not eligible under the policy, the Insurer will notify the named fiduciary of the denial. Such notification will be made in writing within 90 days of the date the claim is received, and will be transmitted through the office or person named above. The notification will include the specific reasons for the denial, as well as specific reference to the policy provisions upon which the denial is based.

                           The named fiduciary will also be informed as to the steps which may be taken to have the claim denial reviewed.

                           A decision as to the validity of a claim will ordinarily be made within 10 working days of the date the claim is received by the Insurer. Occasionally, however, certain questions may prevent the Insurer from rendering a decision on the validity of the claim within the specific 90-day period. If this occurs, the named fiduciary will be notified of the reasons for the delay, as well as the anticipated length of the delay, in writing and through the office or person named above. If future information or other material is required, the named fiduciary will be so informed.

                           If the named fiduciary is dissatisfied with the denial of the claim, or the amount paid, he or she has 60 days from the date he or she receives notice of a claim denial or receipt of the amount paid to file his or her objections to the action taken by the Insurer. If the named fiduciary wishes to contest a claim denial, he or she should notify the person or office named above, who will assist in making inquiry to the Insurer. All objections to the insurer's actions should be in writing and submitted to the person or office named above for transmittal to the Insurer.

                           The Insurer will review the claim denial or amount paid and render a decision on such objections. The named fiduciary will be informed in writing of the decision of the Insurer within 60 days of the date the claim review request is received by the Insurer. This decision will be final.

                  (b) Once a decision has been rendered as to the distribution of proceeds under the claim procedure described above as to the policy, claims for any benefits due under the Plan or the surrender of the policy may be made in writing by Speight or the Speight's designated beneficiary and Insured (or his/her assignee) or their designated beneficiary as the case may be, to the named fiduciary.

                           In the event a claim for benefits is wholly or partly denied or disputed, the named fiduciary shall within a reasonable period of time, after receipt of the claim, notify Speight or Speight's designated beneficiary and Insured (or his/her assignee) or their designated beneficiary as the case may be of such total or partial denial or dispute listing:

                           (1) The specific reason or reasons for the denial or dispute;

                           (2) Specific reference to pertinent plan provisions upon which the denial or dispute is based;

                           (3) A description of any additional information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

                           (4)     An explanation of the plan's review
                                   procedure.

                           Within 60 days of denial or notice of claim under the plan, a claimant may request that the claim be reviewed by the named fiduciary in a full and fair hearing. A final decision shall be rendered by the named fiduciary within 60 days after receipt of request for review.

         12.      AGREEMENT BINDING UPON PARTIES.

                  This agreement shall bind Bank and Speight, their heirs, successors, personal representatives and assigns.

         13.      INSURANCE COMPANY NOT A PARTY TO AGREEMENT.

                  The Insurer provides this Split Dollar Agreement solely for the convenience of its policyholders and their counsel, and is not responsible for its legal or tax validity or effect. Further, the Insurer shall not be deemed a party to this agreement, but will respect the rights of the parties as hereindeveloped, upon receiving an executed copy of this agreement.

                  Insurer shall not be responsible to account for the actual premium contributions of the parties hereunder, but shall rely solely upon the written declarations of the parties in any distributions or settlement of the policy's lifetime or death values. Payment or other performance of its contractual obligations in accordance with the policy provisions shall fully discharge the Insurer from any and all liability.



      Executed at       Unadilla, GA     this   2nd  day of   November, 1992.
                  ----------------------        ----          ---------------



         /s/ Ginger Woodward                      /s/ J. Daniel Speight
         --------------------                     ----------------------
                  Witness                         J. Daniel Speight



         /s/ Brenda B. Smith                      /s/
         ---------------------                    -----------------------
                  Witness                         Citizen Bank

                           DESIGNATION OF BENEFICIARY


Pursuant to the terms of the attached Insurance Agreement, dated the 2nd day of November , 1992, I hereby designate the following beneficiary(ies) to receive any payments which may be due under that Agreement after my death:


       Primary Beneficiary                Robby W. Speight
                                          -----------------


       Secondary Beneficiary(ies)         Estate of J. Daniel Speight, Jr.
                                          --------------------------------

This designation hereby revokes any prior designation which may have been in effect.

Dated this 2nd day of November, 1992.
           ---        ---------------



/s/ Beverly Peavy                         /s/ Joseph Daniel Speight, Jr.
--------------------                      ------------------------------
Witness                                   Joseph Daniel Speight, Jr.